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                                 SPECIAL COMMON STOCK


The Special Common Stock, par value $1.00 of Spiros Development Corporation II, Inc., a Delaware company (the "Company"), evidenced hereby entitles the holders of a majority of the shares of such Special Common Stock to purchase all, but not less than all, of the outstanding shares of the Company's Callable Common Stock, par value $0.001 per share (the "Callable Common Stock") exercisable by notice given at any time beginning on the closing date of the offering of the Units, each Unit comprised of one share of Callable Common Stock and one warrant to purchase one-fourth of one share of the common stock of Dura Pharmaceuticals, Inc. and ending on the earlier of
(i) December 31, 2002, (ii) the 90th day after the date the Company provides such holder with quarterly financial statements of the Company showing cash or cash equivalents of less than $5,000,000 or (iii) the date of termination by the Company of that certain Technology License Agreement, Development Agreement or Manufacturing and Marketing Agreement dated on or about ________________, 1997, all as described in the Amended and Restated Certificate of Incorporation of the Company. Copies of the Amended and Restated Certificate of Incorporation of the Company are available at the offices of the Company, 7475 Lusk Boulevard, San Diego, California 92121,
Attention: Mitchell R. Woodbury and will be furnished to any stockholder of the Company on request and without cost.



                       SPIROS DEVELOPMENT CORPORATION II, INC.
                 Incorporated Under The Laws of the State of Delaware

                                 SPECIAL COMMON STOCK

                 FULLY PAID AND NON-ASSESSABLE CALLABLE COMMON STOCK,
                             PAR VALUE OF $1.00 PER SHARE
                      OF SPIROS DEVELOPMENT CORPORATION II, INC.

Certificate No. _____

                         See Reverse For Certain Definitions


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THIS CERTIFIES that

is the owner of           Shares of Special Common Stock of

SPIROS DEVELOPMENT CORPORATION II, INC. (the "Company"), transferable on the books of the Company by the holder hereof, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of Delaware, and to the Amended and Restated Certificate of Incorporation of the Company as now or hereafter amended (copies of which are on file at the offices of the Company and the Transfer Agent), which are made a part hereof with the same force and effect as if they were set forth herein, to all of which the holder, by acceptance hereof, assents. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

         IN WITNESS WHEREOF, the Company has caused the facsimile signatures of its duly authorized officers and the facsimile of its corporate seal to be hereunto affixed.

Dated:


Countersigned and Registered:


    ____________________          _____________________
    Authorized Officer            Authorized Officer


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                [REVERSE OF SPIROS DEVELOPMENT CORPORATION II, INC.'S
                                SPECIAL COMMON STOCK]

                       SPIROS DEVELOPMENT CORPORATION II, INC.

         The Company will furnish without charge to each stockholder who so requests a copy of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares of the Company or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights.


The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common

TEN ENT  -  as tenants by the entireties

JT TEN   -  as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT...............Custodian..............................
                (cust)                       (Minor)
                under Uniform Gifts to Minors Act
                ....................................................
                                             (State)

Additional abbreviations may also be used though not in the above list.


    For Value Received, __________________ hereby sells, assigns and transfers


unto   ______________________________________________________________________
                            (Please insert Social Security
                       or other identifying number of assignee)


      ______________________________________________________________________
                      Please print or typewrite name and address
                        including postal zip code of assignee


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    ____________________________________________ shares of Special Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint


    __________________________________________________________________

attorney, to transfer the said same on the books of the within named Company, with full power of substitution in the premises.

Dated:  __________________________

                                       _______________________
                                       Signature


                                       _______________________
                                       Signature

                                       Notice:  The signature to this
                                       assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.


In presence of:  __________________________


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Important:              All signatures must be guaranteed by a firm which is a
                        financial institution and a member of the Securities Transfer Agent's medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP") or the New York Stock Exchange, Inc. Medallion Signature Program ("MSP").


Signature Guarantee:    ___________________________________
                        Name of Firm


                        ___________________________________
                        Authorized Signature


                        ___________________________________
                        Name of Authorized Signatory
                        (Please print)


                        ___________________________________
                        Address of Firm


                        ___________________________________
                        Area Code and Telephone Number of Firm